EXHIBIT 99.1

SYSCO REPORTS SECOND QUARTER EARNINGS

HOUSTON, February 6, 2017 — Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week second fiscal quarter ended December 31, 2016.¹

Second Quarter Fiscal 2017 Highlights

•	Sales increased 10.7% to $13.5 billion; excluding Brakes, sales decreased 0.2% to $12.1 billion

•	Gross profit increased 19.2% to $2.6 billion; gross margin increased 137 basis points to 19.11%; excluding Brakes, gross profit increased 2.9% to $2.2 billion and gross margin increased 55 basis points to 18.29%

•	Operating income increased 13.8% to $492 million; adjusted operating income increased 27.7% to $558 million; excluding Brakes, adjusted operating income increased 12.6% to $492 million

•	Earnings Per Share (EPS) increased $0.02 to $0.50; adjusted EPS increased $0.10 to $0.58; excluding Brakes, adjusted EPS increased $0.03 to $0.51

First Half Fiscal 2017 Highlights

•	Sales increased 11.0% to $27.4 billion; excluding Brakes, sales increased 0.4% to $24.8 billion

•	Gross profit increased 19.8% to $5.3 billion; gross margin increased 141 basis points to 19.19%; excluding Brakes, gross profit increased 3.9% to $4.6 billion and gross margin increased 63 basis points to 18.41%

•	Operating income increased 14.4% to $1.1 billion; adjusted operating income increased 25.6% to $1.2 billion; excluding Brakes, adjusted operating income increased 14.1% to $1.1 billion

•	Earnings Per Share (EPS) increased $0.20 to $1.08; adjusted EPS increased $0.25 to $1.25; excluding Brakes, adjusted EPS increased $0.14 to $1.14

“I am pleased with the quality of our second quarter performance, which was driven by disciplined volume growth and sound margin and expense management,” said Bill DeLaney, Sysco chief executive officer. “We are encouraged by our consistently strong financial results over the past two years and are confident that our ongoing focus on supporting the needs of our customers positions us well for future success.”

Second Quarter Fiscal 2017 Results

U.S. Foodservice Operations

Sales for the second quarter were $9.1 billion, a decrease of 0.5% compared to the same period last year. Gross profit increased 3.6% to $1.8 billion; gross margin increased 81 basis points to 20.07%. Operating expenses increased $7.5 million, or 0.7%, compared to the same period last year. Adjusted operating expenses increased $7.6 million, or 0.7%, compared to the same period last year. Operating income was $681 million, an increase of $56 million, or 9.0%, compared to the same period last year. Adjusted operating income was $682 million, an increase of $56 million, or 9.0%, compared to the same period last year.

Local case growth within U.S. Broadline operations grew 1.6% for the second quarter. Total case volume was flat.

International Foodservice Operations

Sales for the second quarter were $2.6 billion, compared to $1.3 billion in the same period last year. Operating income was $85 million, an increase of $43 million, compared to the same period last year. Adjusted operating income was $111 million, an increase of $68 million, compared to the same period last year. The significant improvement in both sales and operating income is primarily attributable to the Brakes Group acquisition.

First Half Fiscal 2017 Results

U.S. Foodservice Operations

Sales for the first half of fiscal 2017 were $18.6 billion, an increase of 0.1% compared to the same period last year. Gross profit increased 4.0% to $3.7 billion; gross margin increased 74 basis points to 20.12%. Operating expenses increased $28 million, or 1.2%, compared to the same period last year. Adjusted operating expenses increased $29 million, or 1.3%, compared to the same period last year. Operating income was $1.4 billion, an increase of $115 million, or 8.7%, compared to the same period last year. Adjusted operating income was $1.4 billion, an increase of $114 million, or 8.7%, compared to the same period last year.

Local case growth within U.S. Broadline operations grew 1.7% for the first half of fiscal 2017. Total case volume grew 0.9%.

International Foodservice Operations

Sales for the first half of fiscal 2017 were $5.3 billion, compared to $2.7 billion in the same period last year. Operating income was $164 million, an increase of $70 million,

compared to the same period last year. Adjusted operating income was $214 million, an increase of $118 million, compared to the same period last year. The significant improvement in both sales and operating income is primarily attributable to the Brakes Group acquisition.

Capital Spending and Cash Flow

Capital expenditures, net of proceeds from sales of plant and equipment, totaled $274 million for the first half of fiscal 2017, which was $37 million higher compared to the same period last year.

Cash flow from operations was $605 million for the first half of fiscal 2017, which was $136 million higher compared to the same period last year. Free cash flow for the first half of fiscal 2017 was $331 million, which was $99 million higher compared to the same period last year. The significant improvements in both cash flow from operations and free cash flow are due mainly to higher earnings, improved working capital, and payments made in the prior year related to the proposed merger with US Foods. Offsetting these benefits somewhat are higher year-over-year cash taxes.

Conference Call & Webcast

Sysco’s second quarter fiscal 2017 earnings conference call will be held on Monday, February 6, 2017, at 10:00 a.m. Eastern to discuss our financial results and offer an update to our three-year plan. A live webcast of the call, a copy of this news release and a slide presentation will be available online at investors.sysco.com.

	13-Week Period Ended		26-Week Period Ended
Financial Comparison:	December 31, 2016	Change	December 31, 2016	Change
Sales	$13.5 billion	10.7%	$27.4 billion	11.0%
Gross Profit	$2.6 billion	19.2%	$5.3 billion	19.8%
Gross Margin	19.11%	137 bps	19.19%	141 bps

GAAP:
Operating Expenses	$2.1 billion	20.6%	$4.2 billion	21.2%
Certain Items	$65.5 million	1537.5%	$125 million	635.3%
Operating Income	$492 million	13.8%	$1.1 billion	14.4%
Operating Margin	3.66%	10 bps	3.86%	12 bps
Net Earnings	$275 million	1.0%	$599 million	15.9%
Diluted Earnings Per Share	$0.50	4.2%	$1.08	22.7%

Non-GAAP(1):
Operating Expenses	$2 billion	17.1%	$4.1 billion	18.2%
Operating Income	$558 million	27.7%	$1.2 billion	25.6%
Operating Margin	4.15%	55 bps	4.32%	50 bps
Net Earnings	$319 million	15.8%	$695 million	18.4%
Diluted Earnings Per Share	$0.58	20.8%	$1.25	25.0%

Case Growth:
U.S. Broadline	-0.1%		0.9%
Local	1.6%		1.7%

Sysco Brand Sales as a % of Cases:
U.S. Broadline	37.21%	50 bps	37.42%	25 bps
Local	44.97%	80 bps	45.11%	56 bps

Note:

(1)	A reconciliation of non-GAAP measures is included in this release.

Individual components in the table above may not sum to the totals due to rounding.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 198 distribution facilities serving approximately 425,000 customers. For fiscal year 2016 that ended July 2, 2016, the company generated sales of more than $50 billion. Subsequent to fiscal year 2016, the company completed the acquisition of the Brakes Group, a leading European foodservice distributor with operations in the United Kingdom, Ireland, France, Sweden, Spain, Belgium and Luxembourg.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at www.investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. Investors should also follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should continue to review our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this news release or in our earnings call for the second quarter of fiscal 2017 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our outlook for fiscal 2017 and our ability to deliver earnings growth, our plans and expectations related to our three-year financial objectives, including our adjusted operating income and net working capital targets, and the key levers for realizing these goals, expectations regarding the Brakes Group acquisition and related benefits, including its impact on future earnings per share, and expectations regarding deflation trends. The success of our plans and expectations regarding our operating performance, including expectations regarding our three-year financial objectives, are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives depends largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit, and such expansion efforts, including our Brakes acquisition, may not be successful. Any business that we acquire, including the Brakes transaction, may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. The Brakes Group acquisition will require a significant commitment of time and company resources, and realizing the anticipated benefits from the transaction may take longer than expected. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. For a discussion of additional factors impacting Sysco’s business, see the company’s Annual Report on Form 10-K for the year ended July 2, 2016, as filed with the Securities and Exchange Commission, and the company’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements, except as required by applicable law.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended		26-Week Period Ended
	Dec. 31, 2016	Dec. 26, 2015	Dec. 31, 2016	Dec. 26, 2015

Sales	$13,457,268	$12,153,626	$27,425,922	$24,716,237
Cost of sales	10,885,405	9,996,812	22,162,140	20,321,428

Gross profit	2,571,863	2,156,814	5,263,782	4,394,809
Operating expenses	2,079,446	1,724,231	4,204,532	3,468,752

Operating income	492,417	432,583	1,059,250	926,057
Interest expense	72,231	47,235	145,854	174,142
Other expense (income), net	(2,320)	(7,764)	(9,536)	(23,004)

Earnings before income taxes	422,506	393,112	922,932	774,919
Income taxes	147,339	120,713	323,878	258,100

Net earnings	$275,167	$272,399	$599,054	$516,819

Net earnings:
Basic earnings per share	$0.50	$0.48	$1.09	$0.89
Diluted earnings per share	0.50	0.48	1.08	0.88

Average shares outstanding	545,132,762	566,881,538	550,285,268	581,790,230
Diluted shares outstanding	550,372,067	571,452,124	555,663,073	586,121,013

Dividends declared per common share	$0.33	$0.31	$0.64	$0.61

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Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In Thousands, Except for Share Data)

	Dec. 31, 2016	July 2, 2016	Dec. 26, 2015

ASSETS
Current assets
Cash and cash equivalents	$847,292	$3,919,300	$595,602
Accounts and notes receivable, less allowances of $48,612, $37,880 and $57,631	3,963,458	3,380,971	3,353,453
Inventories	3,031,548	2,639,174	2,736,382
Prepaid expenses and other current assets	142,319	114,454	83,263
Prepaid income taxes	26,589	—	10,326

Total current assets	8,011,206	10,053,899	6,779,026
Plant and equipment at cost, less depreciation	4,331,129	3,880,442	3,936,612
Other assets
Goodwill	3,714,355	2,121,661	1,977,921
Intangibles, less amortization	1,094,927	207,461	163,089
Deferred income taxes	193,663	207,320	—
Other assets	284,786	251,021	232,820

Total other assets	5,287,731	2,787,463	2,373,830

Total assets	$17,630,066	$16,721,804	$13,089,468

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$22,600	$89,563	$83,037
Accounts payable	3,549,554	2,935,982	2,710,469
Accrued expenses	1,471,195	1,289,312	1,071,632
Accrued income taxes	—	110,690	—
Current maturities of long-term debt	8,937	8,909	7,076

Total current liabilities	5,052,286	4,434,456	3,872,214
Other liabilities
Long-term debt	8,313,651	7,336,930	4,265,857
Deferred income taxes	175,795	26,942	111,822
Other long-term liabilities	1,533,390	1,368,482	852,655

Total other liabilities	10,022,836	8,732,354	5,230,334
Commitments and contingencies
Noncontrolling interest	78,905	75,386	45,493
Shareholders’ equity
Preferred stock, par value $1 per share, Authorized 1,500,000 shares, issued none	—	—	—
Common stock, par value $1 per share, Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175	765,175
Paid-in capital	1,320,068	1,281,140	1,022,816
Retained earnings	9,256,137	9,006,138	8,922,498
Accumulated other comprehensive loss	(1,582,596)	(1,358,118)	(1,045,177)
Treasury stock at cost 224,792,348 205,577,484 and 198,552,842	(7,282,745)	(6,214,727)	(5,723,885)

Total shareholders’ equity	2,476,039	3,479,608	3,941,427

Total liabilities and shareholders’ equity	$17,630,066	$16,721,804	$13,089,468

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Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS (Unaudited)

(In Thousands)

	26-Week Period Ended
	Dec. 31, 2016	Dec. 26, 2015
Cash flows from operating activities:
Net earnings	$599,054	$516,819
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	42,758	44,045
Depreciation and amortization	448,959	281,400
Amortization of debt issuance and other debt-related costs	13,143	13,637
Loss on extinguishment of debt	—	86,460
Deferred income taxes	(18,313)	153,423
Provision for losses on receivables	7,840	10,093
Other non-cash items	663	(15,468)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
(Increase) in receivables	24,605	(50,853)
(Increase) in inventories	(175,184)	(69,370)
Decrease in prepaid expenses and other current assets	1,491	9,812
Increase (decrease) in accounts payable	(51,381)	(140,499)
(Decrease) in accrued expenses	(145,644)	(388,667)
(Decrease) increase in accrued income taxes	(116,560)	92,638
(Increase) in other assets	(32,751)	(9,556)
Increase (decrease) in other long-term liabilities	27,425	(52,942)
Excess tax benefits from share-based compensation arrangements	(21,181)	(12,091)

Net cash provided by operating activities	604,924	468,881

Cash flows from investing activities:
Additions to plant and equipment	(285,692)	(248,233)
Proceeds from sales of plant and equipment	11,639	10,827
Acquisition of businesses, net of cash acquired	(2,910,461)	(98,154)
Decrease in restricted cash	—	168,274

Net cash used for investing activities	(3,184,514)	(167,286)

Cash flows from financing activities:
Bank and commercial paper borrowings (repayments), net	999,579	—
Other debt borrowings	30,939	2,012,353
Other debt repayments	(118,631)	(19,155)
Senior note redemption repayments	—	(5,050,000)
Debt issuance costs	(5,094)	(20,881)
Cash paid for settlement of cash flow hedge	—	(6,134)
Cash received from the termination of interest rate swap agreements	—	14,496
Proceeds from stock option exercises	113,921	131,969
Accelerated share and treasury stock purchases	(1,180,313)	(1,521,638)
Dividends paid	(343,385)	(348,436)
Excess tax benefits from share-based compensation arrangements	21,181	12,091

Net cash used for financing activities	(481,803)	(4,795,335)

Effect of exchange rates on cash	(10,613)	(40,702)

Net decrease in cash and cash equivalents	(3,072,006)	(4,534,442)
Cash and cash equivalents at beginning of period	3,919,300	5,130,044

Cash and cash equivalents at end of period	$847,292	$595,602

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$128,887	$106,600
Income taxes	459,681	33,156

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Sysco’s results of operations are impacted by restructuring costs consisting of (1) severance charges, (2) professional fees related to our three-year strategic plan, (3) restructuring expenses within our Brakes Group operations and (4) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our existing system and incurred costs to convert to legacy systems. Our results of operations are also impacted by the following acquisition-related items: (1) intangible amortization expense (2) transaction costs and (3) integration costs. All acquisition-related costs in fiscal 2017 that have been excluded relate to the Brakes acquisition. Fiscal 2016 acquisition-related costs, however, include (i) termination costs in connection with the merger that had been proposed with US Foods, Inc. (US Foods) and (ii) financing costs related to the senior notes that were issued in fiscal 2015 to fund the proposed US Foods merger. These senior notes were redeemed in the first quarter of fiscal 2016, triggering a redemption loss of $86.5 million, and we incurred interest on these notes through the redemption date. The Brakes acquisition also resulted in non-recurring tax expense in fiscal 2017, primarily from non-deductible transaction costs. These fiscal 2017 and fiscal 2016 items are collectively referred to as “Certain Items.”

Management believes that adjusting its operating expenses, operating income, operating margin as a percentage of sales, interest expense, net earnings and diluted earnings per share to remove these Certain Items provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and facilitates comparisons on a year-over-year basis and (2) removes those items that are difficult to predict and are often unanticipated, and which as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.

Although Sysco has a history of growth through acquisitions, the Brakes Group is significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period solely those acquisition costs specific to the Acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for the second quarter and first 26 weeks of fiscal 2017 to the same period in fiscal 2016. Also, given the significance of the Acquisition, management believes that presenting Sysco’s financial measures, excluding the Brakes Group operating results (including for this purpose Brakes financing costs, which are not included in the Brakes Group GAAP operating results and are also not Certain Items), enhances comparability of the period over period financial performance of Sysco’s legacy business and allows investors to more effectively measure Sysco’s progress against the financial goals under Sysco’s three year strategic plan.

Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Dec. 31, 2016	13-Week Period Ended Dec. 26, 2015	13-Week Period Change in Dollars	13-Week Period % Change
Sales	$13,457,268	$12,153,626	$1,303,642	10.7%
Impact of Brakes	(1,328,900)	—	(1,328,900)	NM

Sales excluding the impact of Brakes (Non-GAAP)	$12,128,368	$12,153,626	$(25,258)	-0.2%

Gross profit	$2,571,863	$2,156,814	$415,049	19.2%
Impact of Brakes	(353,133)	—	(353,133)	NM

Gross profit excluding the impact of Brakes (Non-GAAP)	$2,218,730	$2,156,814	$61,916	2.9%

Gross margin	19.11%	17.75%	1.37%	7.7%
Impact of Brakes	0.82%	0.00%	0.82%	NM

Gross margin excluding the impact of Brakes (Non-GAAP)	18.29%	17.75%	0.55%	3.1%

Operating expenses (GAAP)	$2,079,446	$1,724,231	$355,215	20.6%
Impact of restructuring costs (1)	(40,089)	(4,281)	(35,808)	NM
Impact of acquisition-related costs (2)	(25,370)	—	(25,370)	NM

Operating expenses adjusted for certain items (Non-GAAP)	$2,013,987	$1,719,950	$294,037	17.1%
Impact of Brakes	(309,313)	—	(309,313)	NM
Impact of Brakes restructuring costs (3)	1,907	—	1,907	NM
Impact of Brakes acquisition-related costs (2)	20,292	—	20,292	NM

Operating expenses adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$1,726,873	$1,719,950	$6,923	0.4%

Operating income (GAAP)	$492,417	$432,583	$59,834	13.8%
Impact of restructuring costs (1)	40,089	4,281	35,808	NM
Impact of acquisition-related costs (2)	25,370	—	25,370	NM

Operating income adjusted for certain items (Non-GAAP)	$557,876	$436,864	$121,012	27.7%
Impact of Brakes	(43,820)	—	(43,820)	NM
Impact of Brakes restructuring costs (3)	(1,907)	—	(1,907)	NM
Impact of Brakes acquisition-related costs (2)	(20,292)	—	(20,292)	NM

Operating income adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$491,857	$436,864	$54,993	12.6%

Operating margin (GAAP)	3.66%	3.56%	0.10%	2.8%
Operating margin excluding Certain Items (Non-GAAP)	4.15%	3.59%	0.55%	15.3%
Operating margin excluding Certain Items and Brakes (Non-GAAP)	4.06%	3.59%	0.46%	12.8%

Interest expense (GAAP)	$72,231	$47,235	$24,996	52.9%

Net earnings (GAAP)	$275,167	$272,399	$2,768	1.0%
Impact of restructuring cost (1)	40,089	4,281	35,808	NM
Impact of acquisition-related costs (2)	25,370	—	25,370	NM
Tax impact of restructuring cost (5)	(15,111)	(1,315)	(13,796)	NM
Tax impact of acquisition-related costs (5)	(6,726)	—	(6,726)	NM

Net earnings adjusted for certain items (Non-GAAP)	$318,789	$275,365	$43,424	15.8%
Impact of Brakes	(31,876)	—	(31,876)	NM
Impact of Brakes restructuring costs (3)	(1,441)	—	(1,441)	NM
Impact of Brakes acquisition-related costs (2)	(15,533)	—	(15,533)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	19,947	—	19,947	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(7,540)	—	(7,540)	NM

Net earnings adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$282,346	$275,365	$6,981	2.5%

Diluted earnings per share (GAAP)	$0.50	$0.48	$0.02	4.2%
Impact of restructuring costs (1)	0.07	0.01	0.06	NM
Impact of acquisition-related costs (2)	0.05	—	0.05	NM
Tax impact of restructuring cost (5)	(0.03)	—	(0.03)	NM
Tax impact of acquisition-related costs (5)	(0.01)	—	(0.01)	NM

Diluted EPS adjusted for certain items (Non-GAAP) (4)	$0.58	$0.48	$0.10	20.8%
Impact of Brakes	(0.06)	—	(0.06)	NM
Impact of Brakes restructuring costs (3)	(0.00)	—	(0.00)	NM
Impact of Brakes acquisition-related costs (2)	(0.03)	—	(0.03)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	0.04	—	0.04	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(0.01)	—	(0.01)	NM

Diluted EPS adjusted for certain items and excluding the impact of Brakes (Non-GAAP) (4)	$0.51	$0.48	$0.03	7.0%

Diluted shares outstanding	550,372,067	571,452,124

(1)	Includes $28 million in accelerated depreciation associated with our revised business technology strategy and $12 million related to severance charges, professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations and costs to convert to legacy systems in conjunction with our revised business technology strategy.
(2)	Fiscal 2017 includes $19 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $6 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.
(3)	Includes Brakes Acquisition restructuring charges.
(4)	Individual components of diluted earnings per share may not add to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
(5)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(6)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.

NM represents that the percentage change is not meaningful.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	26-Week Period Ended Dec. 31, 2016	26-Week Period Ended Dec. 26, 2015	26-Week Period Change in Dollars	26-Week Period % Change
Sales	$27,425,922	$24,716,237	$2,709,685	11.0%
Impact of Brakes	(2,612,423)	—	(2,612,423)	NM

Sales excluding the impact of Brakes (Non-GAAP)	$24,813,499	$24,716,237	$97,262	0.4%

Gross profit	$5,263,782	$4,394,809	$868,973	19.8%
Impact of Brakes	(696,184)	—	(696,184)	NM

Gross profit excluding the impact of Brakes (Non-GAAP)	$4,567,598	$4,394,809	$172,789	3.9%

Gross margin	19.19%	17.78%	1.41%	7.9%
Impact of Brakes	0.79%	0.00%	0.79%	NM

Gross margin excluding the impact of Brakes (Non-GAAP)	18.41%	17.78%	0.63%	3.5%

Operating expenses (GAAP)	$4,204,532	$3,468,752	$735,780	21.2%
Impact of restructuring costs (1)	(78,374)	(7,470)	(70,904)	NM
Impact of acquisition-related costs (2)	(47,079)	(9,816)	(37,264)	NM

Operating expenses adjusted for certain items (Non-GAAP)	$4,079,079	$3,451,466	$627,613	18.2%
Impact of Brakes	(632,156)	—	(632,156)	NM
Impact of Brakes restructuring costs (3)	4,981	—	4,981	NM
Impact of Brakes acquisition-related costs (2)	39,790	—	39,790	NM

Operating expenses adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$3,491,694	$3,451,466	$40,228	1.2%

Operating income (GAAP)	$1,059,250	$926,057	$133,193	14.4%
Impact of restructuring costs (1)	78,374	7,470	70,904	NM
Impact of acquisition-related costs (2)	47,079	9,816	37,264	NM

Operating income adjusted for certain items (Non-GAAP)	$1,184,703	$943,343	$241,360	25.6%
Impact of Brakes	(64,029)	—	(64,029)	NM
Impact of Brakes restructuring costs (3)	(4,981)	—	(4,981)	NM
Impact of Brakes acquisition-related costs (2)	(39,790)	—	(39,790)	NM

Operating income adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$1,075,903	$943,343	$132,560	14.1%

Operating margin (GAAP)	3.86%	3.75%	0.12%	3.1%
Operating margin excluding Certain Items (Non-GAAP)	4.32%	3.82%	0.50%	13.2%
Operating margin excluding Certain Items and Brakes (Non-GAAP)	4.34%	3.82%	0.52%	13.6%

Interest expense (GAAP)	$145,854	$174,142	$(28,288)	-16.2%
Impact of acquisition financing costs	—	(94,835)	94,835	NM

Interest expense adjusted for certain items (Non-GAAP)	$145,854	$79,307	$66,547	83.9%

Net earnings (GAAP)	$599,054	$516,819	$82,235	15.9%
Impact of restructuring cost (1)	78,374	7,470	70,904	NM
Impact of acquisition-related costs (2)	47,079	9,816	37,263	NM
Impact of acquisition financing costs	—	94,835	(94,835)	NM
Tax impact of restructuring cost (5)	(19,072)	(2,787)	(16,285)	NM
Tax impact of acquisition-related costs (5)	(10,528)	(3,662)	(6,866)	NM
Tax impact of acquisition financing costs (5)	—	(35,383)	35,383	NM

Net earnings adjusted for certain items (Non-GAAP)	$694,907	$587,108	$107,799	18.4%
Impact of Brakes	(50,728)	—	(50,728)	NM
Impact of Brakes restructuring costs (3)	(3,887)	—	(3,887)	NM
Impact of Brakes acquisition-related costs (2)	(31,047)	—	(31,047)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	39,682	—	39,682	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(15,000)	—	(15,000)	NM

Net earnings adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$633,927	$587,108	$46,819	8.0%

Diluted earnings per share (GAAP)	$1.08	$0.88	$0.20	22.7%
Impact of restructuring costs (1)	0.14	0.01	0.13	NM
Impact of acquisition-related costs (2)	0.08	0.02	0.06	NM
Impact of acquisition financing costs	—	0.16	(0.16)	NM
Tax impact of restructuring cost (5)	(0.03)	—	(0.03)	NM
Tax impact of acquisition-related costs (5)	(0.02)	(0.01)	(0.01)	NM
Tax impact of acquisition financing costs (5)	—	(0.06)	0.06	NM

Diluted EPS adjusted for certain items (Non-GAAP) (4)	$1.25	$1.00	$0.25	25.0%
Impact of Brakes	(0.09)	—	(0.09)	NM
Impact of Brakes restructuring costs (3)	(0.01)	—	(0.01)	NM
Impact of Brakes acquisition-related costs (2)	(0.06)	—	(0.06)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	0.07	—	0.07	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(0.03)	—	(0.03)	NM

Diluted EPS adjusted for certain items and excluding the impact of Brakes (Non-GAAP) (4)	$1.14	$1.00	$0.14	14.0%

Diluted shares outstanding	555,663,073	586,121,013

(1)	Includes $56 million in accelerated depreciation associated with our revised business technology strategy and $22 million related to severance charges, professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations and costs to convert to legacy systems in conjunction with our revised business technology strategy.
(2)	Fiscal 2017 includes $38 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $9 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.
(3)	Includes Brakes Acquisition restructuring charges.
(4)	Individual components of diluted earnings per share may not add to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
(5)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred. The adjustments also include $7 million in non-deductible transaction costs and $4 million in other one-time costs related to the Brakes acquisition.
(6)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.

NM represents that the percentage change is not meaningful.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended		26-Week Period Ended
	Dec. 31, 2016	Dec. 26, 2015	Dec. 31, 2016	Dec. 26, 2015
U.S. Foodservice Operations

Sales (GAAP)	$9,085,565	$9,135,326	$18,566,681	$18,543,249
Gross Profit (GAAP)	1,823,023	1,759,390	3,736,138	3,593,744
Gross Margin (GAAP)	20.07%	19.26%	20.12%	19.38%

Operating expenses (GAAP)	$1,141,701	$1,134,174	$2,309,585	$2,281,859
Impact of restructuring costs	(470)	(561)	(470)	(1,433)

Operating expenses adjusted for certain items (Non-GAAP)	$1,141,231	$1,133,613	$2,309,115	$2,280,426

Operating income (GAAP)	$681,321	$625,216	$1,426,552	$1,311,885
Impact of restructuring costs	470	561	470	1,433

Operating income adjusted for certain items (Non-GAAP)	$681,791	$625,777	$1,427,022	$1,313,318

International Foodservice Operations

Sales (GAAP)	$2,625,949	$1,280,775	$5,354,310	$2,671,034
Gross Profit (GAAP)	576,215	221,198	1,174,621	466,660
Gross Margin (GAAP)	21.9%	17.3%	21.9%	17.5%

Operating expenses (GAAP)	$491,401	$178,986	$1,010,372	$372,528
Impact of restructuring costs (1)	(5,590)	(586)	(10,271)	(1,829)
Impact of acquisition-related costs (2)	(20,293)	—	(39,790)	—

Operating expenses adjusted for certain items (Non-GAAP)	$465,518	$178,400	$960,312	$370,699

Operating income (GAAP)	$84,814	$42,212	$164,249	$94,132
Impact of restructuring costs (1)	5,590	586	10,271	1,829
Impact of acquisition-related costs (2)	20,293	—	39,790	—

Operating income adjusted for certain items (Non-GAAP)	$110,697	$42,798	$214,309	$95,961

SYGMA

Sales (GAAP)	$1,520,182	$1,506,836	$3,024,874	$2,952,741
Gross Profit (GAAP)	113,431	111,790	228,407	222,110
Gross Margin (GAAP)	7.46%	7.42%	7.55%	7.52%

Operating expenses (GAAP)	$110,276	$106,131	$220,344	$211,328
Impact of restructuring costs	—	(77)	—	(82)

Operating expenses adjusted for certain items (Non-GAAP)	$110,276	$106,054	$220,344	$211,246

Operating income (GAAP)	$3,155	$5,659	$8,062	$10,782
Impact of restructuring costs	—	77	—	82

Operating income adjusted for certain items (Non-GAAP)	$3,155	$5,736	$8,062	$10,864

Other

Sales (GAAP)	$225,572	$230,689	$480,057	$549,213
Gross Profit (GAAP)	60,096	56,379	128,380	115,252
Gross Margin (GAAP)	26.64%	24.44%	26.74%	20.98%

Operating expenses (GAAP)	$56,304	$49,999	$116,585	$98,102
Impact of restructuring costs	—	(52)	—	(63)

Operating expenses adjusted for certain items (Non-GAAP)	$56,304	$49,947	$116,585	$98,039

Operating income (GAAP)	$3,793	$6,380	$11,794	$17,150
Impact of restructuring costs	—	52	—	63

Operating income adjusted for certain items (Non-GAAP)	$3,793	$6,432	$11,794	$17,213

Corporate

Gross Profit (GAAP)	$(901)	$8,472	$(3,762)	$(2,891)

Operating expenses (GAAP)	$279,765	$254,941	$547,645	$504,935
Impact of restructuring costs (3)	(34,029)	(3,005)	(67,633)	(4,062)
Impact of acquisition-related costs (4)	(5,078)	—	(7,290)	(9,816)

Operating expenses adjusted for certain items (Non-GAAP)	$240,658	$251,936	$472,722	$491,057

Operating income (GAAP)	$(280,666)	$(246,884)	$(551,407)	$(507,892)
Impact of restructuring costs (3)	34,029	3,005	67,633	4,062
Impact of acquisition-related costs (4)	5,078	—	7,290	9,816

Operating income adjusted for certain items (Non-GAAP)	$(241,559)	$(243,879)	$(476,484)	$(494,014)

Total Sysco

Sales (GAAP)	$13,457,268	$12,153,626	$27,425,922	$24,716,237
Gross Profit (GAAP)	2,571,863	2,157,229	5,263,782	4,394,875
Gross Margin (GAAP)	19.11%	17.75%	19.19%	17.78%

Operating expenses (GAAP)	$2,079,446	$1,724,231	$4,204,532	$3,468,752
Impact of restructuring costs (1) (3)	(40,089)	(4,281)	(78,374)	(7,470)
Impact of acquisition-related costs (2) (4)	(25,370)	—	(47,079)	(9,816)

Operating expenses adjusted for certain items (Non-GAAP)	$2,013,987	$1,719,950	$4,079,079	$3,451,466

Operating income (GAAP)	$492,417	$432,583	$1,059,250	$926,057
Impact of restructuring costs (1) (3)	40,089	4,281	78,374	7,470
Impact of acquisition-related costs (2) (4)	25,370	—	47,079	9,816

Operating income adjusted for certain items (Non-GAAP)	$557,876	$436,864	$1,184,703	$943,343

(1)	Fiscal 2017 includes Brakes Acquisition-related restructuring charges and other severance charges.
(2)	Fiscal 2017 Includes $19 million and $38 million for 13 and 26 weeks, respectively, related to intangible amortization expense from the Brakes acquisition, which is included in the results of the Brakes Group.
(3)	Fiscal 2017 $28 million and $56 million for the 13 and 26 weeks, respectively, in accelerated depreciation associated with our revised business technology strategy. Also includes $13 million and $6 million for the 13 and 26 weeks, periods related to professional fees on 3-year financial objectives and costs to convert to legacy systems in conjunction with our revised business technology strategy.
(4)	Fiscal 2017 Includes $7 million and $5 million for the 13 and 26 weeks periods, related to transaction costs from the Brakes acquisition. Fiscal 2016 includes US Foods merger termination costs.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	26-Week Period Ended Dec. 31, 2016	26-Week Period Ended Dec. 26, 2015	26-Week Period Change in Dollars	26-Week Period % Change
Net cash provided by operating activities (GAAP)	$604,924	$468,881	$136,043	29.0%
Additions to plant and equipment	(285,692)	(248,233)	(37,459)	-15.1
Proceeds from sales of plant and equipment	11,639	10,827	812	7.5

Free Cash Flow (Non-GAAP)	$330,871	$231,475	$99,396	42.9%